EXHIBIT 12.1
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)




                                                                                                                  SEVEN MONTHS
                                                    NINE MONTHS ENDED                                               ENDED
                                                      SEPTEMBER 30,               YEAR ENDED DECEMBER 31,          DEC. 31,
                                                   -----------------------   ----------------------------------
                                                       1998       1997         1997        1996         1995           1994
                                                   ----------  -----------   ---------   ---------    ---------   ------------
Fixed charges, as defined
Interest charges                                   $   40,401   $  37,775    $ 50,625    $ 43,884     $ 41,305     $   20,285
Preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                  ---         ---         ---         ---          ---            ---
                                                   -----------  ----------   ---------   ---------    ---------    -----------

Total fixed charges                                $   40,401   $  37,775    $ 50,625    $ 43,884     $ 41,305     $   20,285
                                                   ===========  ==========   =========   =========    =========    ===========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest,
  extraordinary item and cumulative effect of
  accounting change                                $  (91,533)  $  17,932    $ 16,896    $ 20,945     $ 16,600     $  (22,834)
Fixed charges, above                                   40,401      37,775      50,625      43,884       41,305         20,285
Less interest capitalized                             (19,786)    (19,105)    (25,818)    (27,102)     (16,211)       (11,833)
Plus undistributed (earnings) loss of affiliates          ---         ---         ---        (118)       2,249          4,102
Less preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                  ---         ---         ---         ---          ---            ---
                                                   -----------  ----------   ---------   ---------    ---------    -----------

                                                   $  (70,918)  $  36,602    $ 41,703    $ 37,609     $ 43,943     $  (10,280)
                                                   ===========  ==========   =========   =========    =========    ===========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)                ---         1.0         0.8         0.9          1.1            ---
                                                   ===========  ==========   =========   =========    =========    ===========







                                                       YEAR ENDED MAY 31,
                                                   ----------------------------
                                                       1994            1993
                                                   ----------       -----------
Fixed charges, as defined
Interest charges                                   $  26,951         $  16,336
Preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                 364             1,551
                                                   ----------        ----------

Total fixed charges                                $  27,315         $  17,887
                                                   ==========        ==========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest,
  extraordinary item and cumulative effect of
  accounting change                                $ (23,104)        $(147,445)
Fixed charges, above                                  27,315            17,887
Less interest capitalized                            (16,863)           (6,407)
Plus undistributed (earnings) loss of affiliates        (645)            3,012
Less preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                (364)           (1,551)
                                                   ----------        ----------

                                                   $ (13,661)        $(134,504)
                                                   ==========        ==========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)               ---               ---
                                                   ==========        ==========

____________________


(1) Earnings were inadequate to cover fixed charges for the nine months ended September 30, 1998 and 1997 by $111,319,000 and $1,173,000, respectively, for the years ended December 31, 1997 and 1996 by $8,922,000 and $6,275,000, respectively, for the seven months ended December 31, 1994 by $30,565,000 and for the years ended May 31, 1994 and 1993 by $40,976,000 and $152,391,000, respectively.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $198,782,000 for the nine months ended September 30, 1998, $46,153,000 and $1,058,000 for the years ended December 31, 1996 and 1995, respectively, $984,000 for the seven months ended December 31, 1994 and $45,754,000 and $99,883,000 for the years ended May 31, 1994 and 1993, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $121,117,000 and $6,253,000 for the nine months ended September 30, 1998 and 1997, respectively, $6,253,000, $22,189,000, $13,617,000 and $56,193,000 for the
years ended December 31, 1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to fixed charges if adjusted to remove nonrecurring items, would have been 0.2 and 0.8 for the nine months ended September 30, 1998 and 1997, respectively, 0.7, 1.4 and 0.8 for the years ended December 31, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover fixed charges for the nine months ended September 30, 1998 and 1997 by $33,654,000 and $7,426,000, respectively, for the years ended December 31, 1997 and 1995 by $15,175,000 and $9,921,000, respectively, for the seven months ended December 31, 1994 by $29,581,000 and for the years ended May 31, 1994 and 1993 by $51,415,000 and $45,183,000, respectively.